Filed with the Securities and Exchange Commission on June 7, 2012
Registration No.333-113479

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________

POTOMAC BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

West Virginia	55-0732247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 East Washington Street
Charles Town, West Virginia 25414
(304) 725-8431
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

POTOMAC BANCSHARES, INC.
2003 STOCK INCENTIVE PLAN
(Full title of the plan)

Robert F. Baronner, Jr.
POTOMAC BANCSHARES, INC.
111 East Washington Street
Charles Town, West Virginia 25414
Telephone (304) 725-8431
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles D. Dunbar
Elizabeth Osenton Lord
Jackson Kelly PLLC
Laidley Tower, 16th Floor
500 Lee Street, East
Charleston, West Virginia 25301
(304) 340-1196

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

       This Post-Effective Amendment No. 1, filed by Potomac Bancshares, Inc., a West Virginia corporation (the “Registrant”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-8, File No. 333-113479, which was filed with the SEC on March 10, 2004 (the “Registration Statement”).

       On March 10, 2004, the Registrant filed a registration statement (the “Registration Statement”) on Form S-8, File No. 333-113479, to register a total of 90,000 shares of the common stock of the Registrant, $1.00 par value per share (the “Shares”), pursuant to the Registrant’s 2003 Stock Incentive Plan (the “Plan”). The Registrant now desires to deregister all of the Shares not yet issued in connection with the Plan. The Registrant intends to suspend all reporting obligations with the SEC under the Securities Exchange Act, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all Shares that are registered but unsold under the Registration Statement.

SIGNATURES

       Pursuant to the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charles Town, State of West Virginia, on June 7, 2012.

POTOMAC BANCSHARES, INC.

By:	/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr.
President and Chief Executive Officer